UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 7, 2007

CENTER BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

New Jersey	2-81353	52-1273725
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

2455 Morris Avenue, Union, New Jersey	07083
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 862-3683

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On March 7, 2007, Center Bancorp, Inc. (the “Corporation”) announced that it will reduce its overall staffing level by about 10% through attrition, layoffs and voluntary resignations, and anticipates taking a one-time, pre-tax charge of approximately $140,000 in the first quarter of 2007 related to termination benefits. The Corporation expects these initiatives to reduce salary and benefit expenses by $1.1 million annually and expects to reach that annualized run rate of savings by the end of the first quarter of 2008.

All non-historical statements in this report (including statements regarding the extent to which non-interest expense will be reduced, the ultimate effect of the initiatives announced by the Corporation, the amount of a one-time, pre-tax charge related to termination benefits, the time when particular savings will be achieved and steps which may be taken during the balance of 2007 to reduce the level of overhead and to increase revenue) constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may use such forward-looking terminology as "expect," "look," "believe," "plan," "anticipate," "may," "will" or similar statements or variations of such terms or otherwise express views concerning trends and the future. Such forward-looking statements involve certain risks and uncertainties. These include, but are not limited to, the ultimate timing for the implementation of the initiatives described herein, the responses both by the employees directly involved in such initiatives and those not directly involved, and other risks cited in reports filed by the Corporation with the Securities and Exchange Commission. Actual results may differ materially from such forward-looking statements. Center Bancorp, Inc. assumes no obligation for updating any such forward-looking statement at any time.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTER BANCORP, INC.

By:	/s/ John J. Davis
Name: John J. Davis
Title: President and Chief Executive Officer

Dated: March 12, 2007